UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2011

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INFORMATION SYSTEMS ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

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Florida	333-142429	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

819 SW Federal Highway, Suite 206, Stuart, FL 34990

(Address of Principal Executive Office) (Zip Code)

(772) 403-2992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement with a Registrant.

In connection with two financing transactions dated July 15 and July 18, 2011, the Company received a total of $250,000 from two accredited investors in exchange for one year original issue discount notes in the aggregate amount of $275,000, convertible into the Company’s common stock at a conversion rate of $0.10 per share and bearing interest of 10%, plus five-year warrants to purchase 2,500,000 shares of the Company’s common stock at an exercise price of $0.10 per share.

Item 3.02	Unregistered Sales of Equity Securities.

The Company has sold securities without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder as described below.

Name or Class of Investor	Date of Sale	No. of Securities	Reason for Issuance

Officer	4/01/11	500,000 shares of common stock	Payment for Services

Private Placement Investors	5/16//2011 & 7/14/11	750,000 shares of common stock	4 Investments totaling $75,000

Officer	7/01/11	500,000 shares of common stock	Payment for Services

Accredited Investors	7/15/11 & 7/18/11	$275,000 one year 10% original issue discount notes convertible at $0.10 per share and 2,500,000 five year warrants exercisable at $0.10 per share	Investment

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES INC.

By:	/s/ Joseph Coschera
Joseph Coschera Chief Executive Officer

Date:  July 19, 2011